                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



Simple Shoes, Inc.                                            (California)
Holbrook Limited                                              (Hong Kong)
Heirlooms, Inc.                                               (California)
Deckers Outdoor Corporation International                     (Delaware)
Phillipsburg Limited                                          (Hong Kong)
Picante, S.A.                                                 (Guatemala)
Ugg Holdings, Inc.                                            (California)
Deckers Japan, Inc.                                           (California)
Deckers Europe B.V.                                           (The Netherlands)